                                                                    Exhibit 10.1







                                      LEASE

                                 BY AND BETWEEN

                         270 ALBANY STREET REALTY TRUST,

                                    LANDLORD,

                                       AND

                        MILLENNIUM PHARMACEUTICALS, INC.,

                                     TENANT


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                                    ARTICLE I

                                 REFERENCE DATA

1.1     SUBJECTS REFERRED TO.

APPROXIMATE TERM:          Fifteen (15) full years from the Term Commencement
                           Date.

BUILDING:                  The entire Building at the Premises known and
                           numbered as 270 Albany Street, Cambridge,
                           Massachusetts, containing approximately 73,347 r.s.f.
                           as shown in Exhibit A-1 attached hereto

BUILDING ADDRESS:          270 Albany Street
                           Cambridge, Massachusetts

BUILDING FLOOR AREA:       73,347 rentable square feet

ANNUAL FIXED RENT RATE:    Commencing on the Term Commencement Date and
                           continuing until the Phase II Substantial Completion
                           Date, $35.62 per rentable square foot, and after the Phase II Substantial Completion Date, $38.75 per rentable square foot, subject to adjustment as set forth in Section 3.1(b) and Section 4.1(b) hereof.

INITIAL ESTIMATED
ANNUAL ADDITIONAL RENT     $5.50 p.r.s.f.

LANDLORD:                  David E. Clem and David M. Roby, Trustees, 270 Albany
                           Street Realty Trust, u/d/t dated June 18, 1997 recorded with the Middlesex South District Registry of Deeds in Book 27406, Page 83

LANDLORD'S ARCHITECT:      DTS Shaw Associates
                           153 Milk Street
                           Boston, MA 02109

LANDLORD'S & MANAGING
AGENT'S ADDRESS:           McNeil Management, Inc.
                           320 Norwood Park South
                           Norwood, MA 02062

LANDLORD'S REPRESENTATIVE: David Clem

LEASE YEAR:                Each consecutive period of twelve (12) calendar
                           months commencing on the Commencement Date if it occurs on the first day of a calendar month and otherwise commencing on the first day of the month immediately following the month in which the Commencement Date occurs, and each anniversary of such date, except that the first Lease Year shall also include the period from the Commencement Date until the first day of the following month in the event that




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                           the Commencement Date does not occur on the first day
                           of a calendar month.

LOT: The land shown on EXHIBIT A-l and more particularly described on EXHIBIT A-2 attached hereto.

MANAGING AGENT:            McNeil Management, Inc.

OPTIONS TO EXTEND:         Two (2) terms of five (5) years each

PERMITTED USES:            General office, research and development, laboratory
                           and light manufacturing.

PREMISES:                  Approximately 73,347 r.s.f. of space in the Building,
                           as shown on EXHIBIT A.

PUBLIC LIABILITY
INSURANCE LIMITS:          Bodily Injury: $5,000,000
                           Property Damage: $5,000,000

SCHEDULED SUBSTANTIAL
COMPLETION DATE:           September 1, 1998

SCHEDULED
PHASE II SUBSTANTIAL
COMPLETION DATE:           September 1, 1999

SCHEDULED TERM
COMMENCEMENT DATE:         September 1, 1998

SECURITY DEPOSIT:          $3,150,000 subject to the provisions of Section 10.11
                           hereto

TENANT:                    Millennium Pharmaceuticals, Inc.

TENANT'S ADDRESS           238 Main Street
(For Notice and Billing):  Cambridge, MA 02139
                           Attention: Janet Bush, Vice President of Finance

TENANT ALLOWANCE:          $5,000,000.00 for the Phase I Leasehold Improvements
                           and $1,000,000.00 for the Phase II Leasehold
                           Improvements, subject in each case to the provisions of Section 3.1 hereof.

TENANT'S ARCHITECT         To be selected by Tenant subject to Landlord's
                           approval, which approval shall not be unreasonably withheld

TENANT'S PROPORTIONATE
FRACTION:                  100% of the Building in which the Premises is
                           situated and the ratio of the total area of the Building to the total area of the buildings on the Lot is currently 98.4%.



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TENANT'S REPRESENTATIVE:   Janet Bush, Vice President of Finance

TERM EXPIRATION DATE:      Fifteen (15) years after the Commencement Date


1.2 EXHIBITS.

        The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease:

        EXHIBIT A.     Plan showing the Premises
        EXHIBIT A-l.   Plan showing the Lot
        EXHIBIT A-2.   Legal Description of Lot
        EXHIBIT B.     Base Building Improvements
        EXHIBIT C.     Rules and Regulations
        EXHIBIT D.     Description Of Phase I Plans
        EXHIBIT E.     Plan Submission and Construction Schedule
        EXHIBIT F.     INTENTIONALLY OMITTED
        EXHIBIT G.     Refer to Exhibit B
        EXHIBIT H.     Schedule of Floor Load Limits
        EXHIBIT I.     Landlord's Services


1.3     TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I - REFERENCE DATA .................................................. 1

     Section 1.1       Subjects Referred To ................................. 1
     Section 1.2       Exhibits.............................................. 3
     Section 1.3       Table of Contents..................................... 3

ARTICLE II - PREMISES AND TERM .............................................. 5

     Section 2.1       Premises ............................................. 5
     Section 2.2       Term ................................................. 6

ARTICLE III - IMPROVEMENTS .................................................. 6

     Section 3.1       Initial Construction ................................. 6
     Section 3.2       Preparation of Premises for Occupancy................. 8
     Section 3.3       General Provisions Applicable to Construction ........ 9
     Section 3.4       Representatives ......................................10

ARTICLE IV - RENT............................................................11

     Section 4.1       The Fixed Rent .......................................11
     Section 4.2       Additional Rent ......................................11
            4.2.1      Real Estate Taxes ....................................12
            4.2.2      Insurance ............................................13
            4.2.2.1    Insurance Taken Out by Tenant ........................13
            4.2.2.2    Insurance Taken Out by Landlord ......................13
            4.2.2.3    Tenant Reimbursement of Insurance Taken Out by
                        Landlord ............................................13
            4.2.2.4    Certain Requirements Applicable to Insurance
                        Policies ............................................14
            4.2.2.5    Waiver of Subrogation ................................14


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            4.2.3      Utilities ............................................15
            4.2.4      Common Area Maintenance and Expenses..................15
            4.2.5      Payments on Account of Taxes, Insurance and
                        Utilities ...........................................17
     Section 4.3       Late Payment of Rent .................................18

ARTICLE V - TENANT'S ADDITIONAL COVENANTS ...................................18

     Section 5.1       Affirmative Covenants ................................18
            5.1.1      Perform Obligations ..................................18
            5.1.2      Occupancy and Use ....................................19
            5.1.3      Repair and Maintenance ...............................19
            5.1.4      Compliance with Law ..................................20
            5.1.5      Tenant's Work ........................................22
            5.1.6      Indemnity ............................................22
            5.1.7      Landlord's Right to Enter ............................22
            5.1.8      Personal Property at Tenant's Risk ...................23
            5.1.9      Payment of Landlord's Cost of Enforcement ............23
            5.1.10     Yield Up .............................................23
            5.1.11     Estoppel Certificate .................................24
            5.1.12     Landlord's Expenses Re: Consents .....................24
            5.1.13     Rules and Regulations ................................24
            5.1.14     Loading ..............................................24
            5.1.15     Holdover .............................................24

     Section 5.2       Negative Covenants ...................................25
            5.2.1      Assignment and Subletting ............................25
            5.2.2      Nuisance .............................................26
            5.2.3      Installation, Alterations or Additions................26

ARTICLE VI - CASUALTY OR TAKING .............................................26

     Section 6.1       Termination ..........................................26
     Section 6.2       Restoration ..........................................27
     Section 6.3       Award ................................................27

ARTICLE VII - DEFAULTS ......................................................27

     Section 7.1       Events of Default ....................................27
     Section 7.2       Remedies .............................................28
     Section 7.3       Remedies Cumulative ..................................29
     Section 7.4       Landlord's Right to Cure Defaults ....................29
     Section 7.5       Effect of Waivers of Default .........................29
     Section 7.6       No Accord and Satisfaction ...........................29

ARTICLE VIII - MORTGAGES ....................................................30

     Section 8.1       Rights of Mortgage Holders ...........................30
     Section 8.2       Subordination     ....................................30
     Section 8.3       Lease Amendments .....................................31

ARTICLE IX - LANDLORD'S ADDITIONAL COVENANTS ................................31

     Section 9.1       Affirmative Covenants ................................31
     Section 9.1.1     Perform Obligations ..................................31


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     Section 9.1.2     Repairs...............................................31
     Section 9.1.3     Compliance with Law ..................................32
     Section 9.1.4     Indemnity.............................................32
     Section 9.1.5     Estoppel Certificate .................................32
     Section 9.1.6     Landlord's Title......................................33
     Section 9.1.7     Utilities.............................................33
     Section 9.1.8     Payment of Tenant's Cost of Enforcement ..............33

ARTICLE X - MISCELLANEOUS PROVISIONS ........................................33

     Section 10.1      Notices from One Party to the Other ..................33
     Section 10.2      Quiet Enjoyment.......................................33
     Section 10.3      Easements; Changes to Lot Lines ......................33
     Section 10.4      Leases Not To Be Recorded ............................34
     Section 10.5      Bind and Inure; Limitation of Landlord's
                        Liability ...........................................34
     Section 10.6      Acts of God ..........................................34
     Section 10.7      Landlord's Default ...................................34
     Section 10.8      Brokerage ............................................35
     Section 10.9      Applicable Law and Construction ......................35
     Section 10.10     Submission Not an Offer ..............................36
     Section 10.11     Security Deposit .....................................36
     Section 10.12     Options to Extend.....................................36
     Section 10.13     Confidential Information .............................38
     Section 10.14     Parking ..............................................38
     Section 10.15     Signage ..............................................38
     Section 10.16     Access ...............................................38



                                   ARTICLE II

                                PREMISES AND TERM

2.1     PREMISES.

        Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises. Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto (i) the common facilities on the Lot, (ii) the building service fixtures and equipment serving the Premises, and (iii) the right to lease seventy-five
(75) parking spaces ("Tenant's Parking Spaces") at the garage at 47 Erie Street, Cambridge, Massachusetts, upon the terms and conditions set forth in Section
10.14 hereof.

        Landlord reserves the right from time to time, without material interference with Tenant's use, (a) to install, repair, replace, use, maintain and relocate for service to the Premises , building service fixtures and equipment wherever located in the Building, provided, however, that the Annual Fixed Rent, Additional Rent (as defined in Section 4.2 hereof) and other charges payable hereunder by Tenant shall be proportionally reduced in the event that any such installation or relocation of service materially reduces the usable floor area of the Premises (other than a temporary reduction to accommodate installation, repair, replacement, maintenance and relocation of such service); and (b) to alter or relocate any common facilities, provided that in all events
(1) substitutions are in compliance with applicable zoning laws, and (2) substitutions are substantially equivalent.


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2.2     TERM.

        To have and to hold for a period (the "Term") commencing on the earlier of (a) the date which is the later of the Scheduled Term Commencement Date or the Phase I Substantial Completion Date and (b) the date on which Tenant occupies all or any part of the Premises for the Permitted Uses (whichever of said dates is appropriate being hereafter referred to as the "Commencement Date"), and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 3.2 or in Article VI or Article VII. Tenant shall have the right to access the Premises prior to the Commencement Date for purposes of installing equipment and furnishings in accordance with and subject to the provisions of Section 3.2.

                                   ARTICLE III

                                  IMPROVEMENTS

3.1     INITIAL CONSTRUCTION.

        (a) PLANS. Landlord and Tenant have developed and approved construction drawings and specifications specified in Exhibit D hereto (the "Phase I Complete Plans") showing all work to be performed by Landlord for the amount specified as the Tenant Allowance for Phase I Leasehold Improvements, except for installation of furnishings and the installation of telephone and data outlets (which must be performed by a qualified installer at the Tenant's direction and expense). Landlord and Tenant shall proceed to develop and approve construction drawings and specifications for the Phase II Leasehold Improvements (as hereinafter defined) for the Premises (the "Phase II Complete Plans") in accordance with the procedure set forth in Exhibit E attached hereto.

        Landlord and Tenant shall initial the Phase II Complete Plans after the same have been approved by Landlord and Tenant in accordance with said Exhibit
E. Tenant's interior furnishings, i.e., specification, coordination, supply and installation of furniture, furnishings, telephones and movable equipment, will be the responsibility of Tenant. Tenant's installation of furnishings shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations during the performance of the Phase I Leasehold Improvements and the Phase II Leasehold Improvements, respectively, and not to damage the Building or Lot or interfere with Building or Lot operations. Except for installation of furnishings and the installation of telephone and data outlets (which must be performed by a qualified installer at the Tenant's direction and expense) all work described in the Phase I Complete Plans and the Phase II Complete Plans (the "Phase I Leasehold Improvements" and the "Phase II Leasehold Improvements," as applicable, and collectively, the "Leasehold Improvements") shall be performed by Siena Construction or another contractor designated by Landlord and reasonably approved by Tenant ("Landlord's Contractor"). Except as set forth in Sections 3.3 and 5.1.10 hereof, all Leasehold Improvements shall become a part of the Premises and shall be considered to be the property of the Landlord. Notwithstanding the foregoing, at the expiration or earlier termination of this Lease, Tenant shall be permitted to remove all removable equipment paid for by Tenant and installed by Tenant at Tenant's sole cost and expense.

        (b) PHASE I CHANGE ORDER COSTS AND PHASE II LEASEHOLD IMPROVEMENTS COSTS. Landlord hereby agrees to furnish Tenant with a copy of the contract for the Phase II Leasehold Improvements for the Premises, by and between Landlord and Landlord's Contractor, within ten (10) days after execution thereof. On or before fifteen (15) days after Landlord and Tenant initial the Phase II Complete Plans, Landlord shall give Tenant a notice (the "Proposed GMP Notice") setting forth the guaranteed maximum price ("GMP") of Landlord's Contractor and estimated cost of the work for the Phase II Leasehold Improvements, inclusive of Landlord's Contractor's



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

Fee and architectural and engineering fees, including fees incurred for Tenant's Architect (the "Estimated Cost of the Work"). Tenant shall thereafter have the right to approve or reject such proposed GMP by notice given to Landlord. In the event the Tenant rejects the GMP the Tenant and the Landlord shall equally share all costs for work of the Architect in order to make such changes to the Phase II Complete Plans as shall be required to produce a revised GMP acceptable to Tenant. Landlord shall neither commence, nor be required to commence, any Phase II Leasehold Improvements until the parties have agreed upon the GMP. In the event that Landlord and Tenant have not agreed upon the GMP for the Phase II Leasehold Improvements on or before the date which is thirty (30) days after the Proposed GMP Notice and Tenant does not agree in writing to compensate Landlord for the delay in constructing the Phase II Leasehold Improvements as set forth in this paragraph, Landlord shall have the right to withdraw the Tenant Allowance for the Phase II Leasehold Improvements upon notice to Tenant.

        If Tenant requests any change order for the Leasehold Improvements, Landlord shall submit all such change orders with pricing to Tenant for its review and approval. No change order for the Leasehold Improvements requested by Tenant shall be effective unless approved by Tenant in writing, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant's review and approval shall not be required for change orders for the Base Building Improvements (as defined in Exhibit G hereof) and such change orders will not materially change the Base Building Improvement defined in Exhibit G. If prior to the Commencement Date Tenant requests and approves any change order for Phase I Leasehold Improvements and as a result thereof the cost of the Phase I Leasehold Improvements will exceed the Tenant Allowance for Phase I Leasehold Improvements specified herein (the "Excess Phase I Costs"), Tenant shall elect in writing at the time of approval of any such change order to have the Excess Phase I Costs paid from the remaining balance, if any, of the Tenant Allowance for Phase II Leasehold Improvements or to pay the Excess Phase I Costs in the same manner and at the same times as the TIR (as hereinafter defined). If Tenant elects to have the Excess Phase I Costs paid from the remaining balance, if any, of the Tenant Allowance for Phase II Leasehold Improvements (an "Excess Cost Election"), the Tenant Allowance for Phase II Leasehold Improvements specified herein shall be automatically reduced on a dollar-for-dollar basis and the Annual Fixed Rent Rate shall be increased by an amount which equals (i) the ratio of the amount of Excess Phase I Costs related to such change orders approved by Tenant to $1,000,000.00 multiplied (ii) by $3.13. For example, if the Excess Phase I Costs are $500,000.00, the Annual Fixed Rent Rate would increase by $1.57 [($500,000.00 / $1,000,000.00) x $3.13] = $1.57. Any increase in the Annual Fixed Rent Rate due to Excess Phase I Costs shall be effective on the Commencement Date.

        Tenant shall pay to Landlord as Additional Rent a sum equal to all additional costs incurred by Landlord on account of the Excess Phase I Costs (if Tenant does not make an Excess Cost Election) and on account of the Phase II Leasehold Improvements (excluding, however, the Tenant Allowance for the Phase II Leasehold Improvements but including in the costs so incurred the cost to Landlord of Landlord's Contractor's overhead and profit equal to 10% of costs of work not covered by the Tenant Allowance for the Phase II Leasehold Improvements), hereinafter called "Tenant Improvement Reimbursement to Landlord" or "TIR". Tenant shall pay to Landlord Landlord's Estimated TIR (as hereinafter defined) as construction of the Phase II Leasehold Improvements progresses, less retainage of 10%, within ten (10) days after submission by Landlord to Tenant of a statement on or about the first day of each month showing construction, engineering and design costs incurred. As used herein with respect to the Phase II Leasehold Improvements, the term "Estimated TIR" shall mean and refer to the difference between the Estimated Cost of the Work and the Tenant Allowance for the Phase II Leasehold Improvements. The portion of Estimated TIR invoiced on each monthly statement shall be equal to the product of (a) a fraction, the numerator of which is Landlord's Estimated TIR and the denominator of which is the Estimated Cost of the Work, multiplied by (b) the total construction, engineering and design costs shown on each such statement. Each monthly statement shall be


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

accompanied by a certificate of Landlord's Contractor that all payments then due to laborers, materialmen and subcontractors, less required retainage, have been made. Landlord shall not be required to continue construction if Tenant fails to pay timely Estimated TIR and any delay in the preparation of the Premises shall be deemed to be a Tenant Delay for which Landlord shall have no liability. On the Phase II Substantial Completion Date (as defined in Section 3.2 hereof) Tenant shall pay to Landlord a sum sufficient to increase the total payments to Landlord on account of TIR to ninety-five percent (95%) of TIR (it being understood that actual TIR may be more or less than the Estimated TIR). The remaining five percent (5%) retainage withheld by Tenant shall be paid by Tenant within ten (10) days after delivery to Tenant of (i) a permanent Certificate of Occupancy from the City of Cambridge for the Phase II Leasehold Improvements and
(ii) a certificate of Landlord's Architect and Tenant's Architect certifying that all Punch List Items (as defined in Section 3.2 hereof) for the Phase II Leasehold Improvements have been reasonably satisfied after consultation between Landlord's Architect and Tenant. Landlord shall withhold from Landlord's Contractor retainage the amount of five percent (5%) of the cost of the work until such time as Landlord's Architect, after consultation with Tenant's Architect, shall have delivered said certificate to Tenant (provided, however, that Landlord may release any retainage held with respect to any supplier or subcontractor which is finally and fully completed for the portion of the work for which it was responsible prior to the delivery of said certificate.) All change orders or cost overruns shall first be subject to reasonable approval by Tenant within two (2) business days of receipt of said change order.

        In addition to paying TIR as above provided, for Excess Phase I Costs (if Tenant does not make an Excess Cost Election) and the Phase II Leasehold Improvements Tenant shall pay an amount equal to all costs incurred by Landlord as a result of any change orders requested by Tenant and signed by Tenant and Landlord affecting the Complete Plans, including the cost to Landlord of Landlord's Contractor's overhead and profit equal to 10% of those costs exclusive of overhead and profit, but only to the extent that such change order costs, together with all other costs incurred on account of the Phase I Leasehold Improvements or the Phase II Leasehold Improvements, as applicable, exceed the applicable Tenant Allowance. Amounts due and payable on account of such change orders shall be included in the monthly statements relating to TIR provided for above, and Tenant shall pay therefor in accordance with each such statement within ten (10) days, and in all events by the Phase I Substantial Completion Date or Phase II Substantial Completion Date, as applicable. Notwithstanding the foregoing, Tenant shall not be liable for any costs incurred by Landlord as a result of change orders relating solely to Base Building Improvements (as defined in Exhibit G).

        Notwithstanding the foregoing, Landlord shall be liable for completion of all Base Building Improvements as set forth in Exhibit G. Landlord agrees to consult with Tenant with respect to the design of the lobby area except with respect to requirements to the Cambridge Historical Commission, and will cooperate with Tenant in good faith to accommodate Tenant's reasonable comments.

        Landlord shall deliver to Tenant a copy of each monthly requisition for the Phase II Leasehold Improvements from Landlord's Contractor promptly after Landlord's receipt of the same.

3.2     PREPARATION OF PREMISES FOR OCCUPANCY.

        Landlord agrees to use reasonable efforts to have the Phase I Leasehold Improvements, including completion of the Base Building Improvements described in Exhibit B hereto, completed so that the Premises are ready for occupancy on or before the Scheduled Substantial Completion Date and to have the Phase II Leasehold Improvements completed by the Scheduled Phase II Substantial Completion Date, which Dates shall, however, be extended for a period equal to that of any delays due to Acts of God, or by changes ordered by Tenant in the work, or by labor disputes, fire, unusual delays in deliveries, unavoidable casualties or other causes beyond Landlord's reasonable control (collectively, "Force Majeure Events") and by delays due to any act or neglect of Tenant, or of any employee, agent, or separate contractor of Tenant. The Premises shall be deemed ready for occupancy on the Phase I Substantial Completion Date (as hereinafter defined). In no event shall the Phase I Substantial Completion Date be later than January 1, 1999 (the "Outside Completion Date"), in which case Tenant shall have the right to terminate this Lease. As used herein, the term "Phase I Substantial Completion Date" and "Phase II Substantial Completion Date," as applicable, shall mean and refer to the date on which: (i) the Phase I Leasehold Improvements or the Phase II Leasehold Improvements, as applicable, as specified in the Phase I Complete Plans or the Phase II Complete Plans, as applicable, are ready for occupancy as certified by Landlord's Architect and Tenant's Architect with the exception of minor items which can be fully completed by Landlord within thirty (30) days without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses (collectively "Punch List Items"), (ii) a Certificate of Occupancy from the City of Cambridge (or a Temporary Certificate of Occupancy permitting Tenant to occupy the Premises with conditions which can be satisfied without material interference with Tenant's use and occupancy of the Premises) shall have been obtained, (iii) the Premises is broom clean and free of debris, and (iv) all utilities required for the use of the Premises have been brought by Landlord to the Premises as specified in Exhibit B; provided, however, that if Landlord is unable to complete construction of the Premises in accordance with the foregoing on or before the Phase I Scheduled Substantial Completion Date or the Scheduled Phase II Substantial Completion Date, as applicable, due to delay in Tenant's compliance with the provisions of Section 3.1 or the respective schedule set forth in Exhibit E of this Lease, then the Premises shall be deemed ready for occupancy no later than the date which would have been the Substantial Completion Date but for such non-compliance.

        Landlord shall permit Tenant and Tenant's contractors access for installing equipment and furnishings in the Premises prior to the Commencement Date if it can be done without material interference with completion of the Phase I Leasehold Improvements.

3.3     GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

        All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of any governmental authority or insurer of the Building. Either party may inspect the work of the other at reasonable times and shall give notice of observed defects. Landlord shall not be responsible for any loss, damage, or injury resulting from the installation of any components, fixtures, or equipment provided they were appropriately specified and installed in accordance with the manufacturer's or supplier's instructions; provided, however, that Landlord shall assign any and all contractor's, manufacturer's and supplier's warranties with respect to all components, fixtures, or equipment, including, without limitation, Landlord's Contractor's warranty (which shall be for a period of at lease one [1] year) as to construction completed in connection with the Tenant Improvements, to Tenant for the Term of this Lease, upon the expiration or sooner termination of which such warranties shall automatically revert to Landlord. Landlord's obligations under Section 3.1 and 3.2 shall be deemed to have been performed on the Phase I Substantial Completion Date or the Phase II Substantial Completion Date, as applicable, except for items which are incomplete or do not conform with the requirements of Sections 3.1 and 3.2 and as to which Tenant shall in either case have given written notice to Landlord prior to such date. If Tenant does not provide such written notice prior to the Phase I Substantial Completion Date or the Phase II Substantial Completion Date, as applicable, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence (exclusive of latent defects) that Landlord has performed



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

all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.

        Tenant will not make any alterations or additions to the Premises (other than initial improvements made in accordance with the Complete Plans and any other improvements consistent therewith) without Landlord's approval which consent shall not be unreasonably withheld, conditioned or delayed. Landlord will disapprove any alterations or additions requested by Tenant which will delay completion of the Premises, the Building or the Leasehold Improvements, unless Tenant shall agree (a) to pay all costs associated with such alterations, additions and delay, (b) to extend the Scheduled Substantial Completion Date or the Scheduled Phase II Substantial Completion Date, as applicable, for the period of such delay, and (c) that the Annual Fixed Rent and Additional Rent shall nonetheless begin to accrue from the date the Phase I Leasehold Improvements or the Phase II Leasehold Improvements, as applicable, would have been completed but for such delay. All changes and additions shall be part of the Building except Tenant's equipment (a list of which shall be provided to Landlord upon Commencement of the Lease) and except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election.

        Notwithstanding the foregoing, the parties hereby agree that for any non-structural alterations or additions to the Premises which do not involve modifications to the Building operating systems and for which the cost may be reasonably estimated to be less than $50,000 and shall be generic in form (each a "Minor Alteration") (generic meaning that such space will be easily usable for other tenants): (i) Landlord's prior written consent shall not be required unless such Minor Alteration requires a building permit from the City of Cambridge, in which case Landlord's reasonable consent shall be required, and
(ii) upon the expiration or termination of this Lease, Tenant shall readapt, repair and restore the Premises to the condition the same were in prior to such Minor Alteration, regardless of whether Landlord's consent was required or obtained with respect thereto.

        The parties further agree that (a) any request for consent to any alteration or addition (including, without limitation, any Minor Alteration) shall be accompanied by drawings and specifications in reasonable detail given the size and scope of the proposed alteration or addition both in printed form and on diskette in CAD format compatible and consistent with existing as-built plans for the Building, and (b) Tenant shall furnish Landlord as-built drawings showing any and all alterations or additions (including, without limitation, any and all Minor Alterations) made by Tenant or any assignee, sublessee or licensee of Tenant within 30 days after completion of the same.

3.4     REPRESENTATIVES.

        Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord and Tenant's Representative in the case of Tenant or by any person hereafter designated in substitution or addition by notice to the party relying.

                                   ARTICLE IV

                                      RENT

4.1     FIXED RENT.

        (a) MONTHLY INSTALLMENTS; DEFINITIONS. Beginning on the Commencement Date (and beginning on the Phase II Substantial Completion Date), Tenant covenants and agrees to pay rent to Landlord, without any offset or reduction whatsoever (except as may be made in accordance with the express provisions of this Lease), at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the respective Annual Fixed Rent Rate set forth in Article I (and subject to adjustment in the event of an Excess Cost Election), in equal installments equal to 1/12th of the Annual Fixed Rent Rate in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion.

        (b) ADJUSTMENT FOR CPI. On the later of September 1, 2003 or the Commencement of the Sixth Lease Year and on the later of September 1, 2008 or the Commencement of the Eleventh Lease Year (the "Adjustment Date"), the Annual Fixed Rent Rate shall be increased by multiplying said rate by a fraction, the numerator of which shall be the Price Index (as hereinafter defined) most recently established prior to the Adjustment Date, and the denominator of which shall be the Base Price Index (as hereinafter defined). As used herein, the term "Price Index" shall mean and refer to the "Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Boston, Massachusetts area, All Items (1982-84=100)" published by the Bureau of Labor Statistics of the United States Department of Labor or successor or substitute index appropriately adjusted, and the term "Base Price Index" shall mean and refer to the Price Index most recently established prior to September 1, 1998. In the event the Price Index (or a successor or substitute index) shall not be published for the City of Boston, or for the months indicated above, the corresponding index for the United States City Average (and if this is not available, a reliable governmental or other nonpartisan publication evaluating similar or equivalent information as used in the Price Index) shall be used. In the event the Price Index ceases to use the 1982-84 average of 100 as the basis of calculation, or if a substantial change is made in the terms or numbers of items contained in the Price Index, then the Price Index shall be adjusted to the figure using the replacement method of calculation utilized by the United States Department of Labor. Notwithstanding the foregoing, any such increase shall not exceed four percent (4%) per year compounded annually.

          By way of example on September 1, 2003 the Monthly Base Rent $229,209.38 x CPI @ August 1, 2003/CPI @ August 1, 1998 but in no event more than $278,947.82 (i.e., $229,209.38 plus 4% per year compounded for five (5) years or $229,209.38 x 1.217).

4.2     ADDITIONAL RENT.

        In order that the Annual Rent Rate shall be absolutely net to Landlord (except to the extent herein otherwise provided), Tenant covenants and agrees to pay, as Additional Rent, without any offset or reduction whatsoever, taxes, municipal or state betterment assessments, insurance costs, utility charges and Annual Maintenance Charges with respect to the Premises as provided in this
Section 4.2 as follows:

        As used herein, the term "Estimated Annual Additional Rent" shall mean and refer to Landlord's estimate of the total amount of Additional Rent which may be due from Tenant for any particular Lease Year. Landlord shall furnish Tenant with a statement as soon as reasonably practicable after the commencement of each Lease Year setting forth the amount of Landlord's

Estimated Annual Additional Rent for such Lease Year. Landlord's good faith estimate of the Estimated Annual Additional Rent for the first fiscal year of the Term is set forth in Section 1.1 as the "Initial Estimated Annual Additional Rent".

        4.2.1  REAL ESTATE TAXES.

               Tenant shall pay directly to the Landlord: (i) all taxes, assessments to the extent due and payable (special or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term hereof, imposed or levied upon or assessed against (A) the Premises or the Building or a fraction of the Lot, (B) any Fixed Rent, Additional Rent or other sum payable hereunder or (C) this Lease, or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Premises or the Building or the Lot; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable hereunder;
(iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the leasing or use of the Premises (and any such taxes if they are levied, assessed or payable on account of the acquisition, leasing or use of the entire Building or Tenant's Proportionate Share of Lot); and (iv) all charges for utilities furnished to the Premises (and all charges for utilities furnished to the entire Building or Tenant's Proportionate Share of the Lot) which may become a lien on the Building or the Lot or the Premises (collectively "taxes and assessments" or if singular "tax or assessment"). For each tax or assessment period, or installment period thereof, wholly included in the Term, all such payments shall be made by Tenant not less than five (5) days prior to the last date on which the same may be paid without interest or penalty, provided that Tenant receives any such invoice for payment at least thirty (30) days before said amount is due. For any fraction of a tax or assessment period, or installment period thereof, included in the Term at the beginning or end thereof, Tenant shall pay to Landlord, within 20 days after receipt of invoice therefor, the fraction of taxes and assessments so levied or assessed or becoming payable which is allocable to such included period. At Landlord's option, Tenant shall pay taxes and assessments in accordance with
Section 4.2.5 hereof.

        In the event that Tenant requests that Landlord apply for any abatement of, or otherwise contest, any tax or assessment, Landlord shall file such abatement or otherwise contest such tax or assessment and shall diligently pursue the same to completion, provided that (i) Landlord receives notice of such request from Tenant at least 30 days prior to the last day on which such abatement or contest may validly be made under applicable law, and (ii) the expenses of such proceedings, including, without limitation, any penalties, interest, late fees or charges, and attorneys' fees incurred as a result thereof, shall be included in the Annual Maintenance Charge of the then current fiscal year.

        Nothing contained in this Lease shall, however, require Tenant to pay any income taxes, excess profits taxes, excise taxes, franchise taxes ("Excluded Taxes"), estate, succession, inheritance or transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Premises, the Building and the Lot, or all of them, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall be payable by Tenant; provided, however, that (i) Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Premises were the only property of Landlord, and (ii) only that portion of the Substitute Taxes in excess of the Excluded Taxes shall be payable by Tenant. Landlord shall furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Premises.

        4.2.2  INSURANCE.

               4.2.2.1     INSURANCE TAKEN OUT BY TENANT.

                           Tenant shall take out and maintain throughout the
Term the following insurance:

                           (a)    Comprehensive liability insurance indemnifying
Landlord and Tenant against all claims and demands for (i) injury to or death of any person or damage to or loss of property, on the Premises or walks, streets or ways appurtenant to the Premises, or connected with the use, condition or occupancy of any thereof unless caused by the negligence or willful misconduct of Landlord or its servants or agents, (ii) violation of this Lease, or (iii) any act, fault or omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and shall be written on the "Occurrence Basis" and include Host Liquor liability insurance; and

                           (b)    Worker's compensation insurance with statutory
limits covering all of the Tenant's employees working on the Premises.

               4.2.2.2     INSURANCE TAKEN OUT BY LANDLORD.

                           Landlord shall take out and maintain throughout the
Term the following insurance:

                           (a)    Comprehensive liability insurance for the
Building and Lot of the same nature and type as described in Section 4.2.2.1(a) of this Lease, and with the same policy limits; and

                           (b)    All risk, fire and casualty insurance on a
100% replacement cost basis, together with rental loss coverage and, if the Building is located in a flood zone, flood coverage to the extent the same is available, insuring the Building and its rental value and

                           (c)    Insurance against loss or damage from
sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam, or water, or both, and pipes carrying other liquids and gases, pressure vessels or similar apparatus, in the so-called "broad form", in such amounts as are customary and commercially reasonable for buildings in the Cambridge, Massachusetts area which are of like kind and quality to the Building and have laboratory uses, and insurance against such other hazards and in such amounts as may from time to time be reasonably required by any bank, insurance company or other lending institution holding a first mortgage on the Building and Lot.

        Landlord shall have no obligation to insure Tenant's personal property or chattels, including without limitation, Tenant's trade fixtures.

               4.2.2.3     TENANT REIMBURSEMENT OF INSURANCE TAKEN OUT BY
LANDLORD.

                           Tenant shall from time to time reimburse Landlord
within thirty days of Landlord's invoice for Landlord's costs incurred in providing the insurance provided pursuant to Section 4.2.2.2 of this Lease, equitably prorated in the case of blanket policies to reflect the insurance coverage reasonably attributable to the Premises and the Lot (only to the extent of Tenant's Proportionate Fraction with respect to the Lot), and provided further that Tenant shall reimburse Landlord for all of Landlord's costs incurred in providing such insurance which is attributable to any special endorsement or increase in premium resulting from the business or operations of Tenant, and any special or extraordinary risks or hazards resulting therefrom, including without limitation, any risks or hazards associated with the generation, storage and disposal of medical waste provided the same is attributable to Tenant's use and that the same is not necessarily due to other tenant's use. At Landlord's option, Tenant shall reimburse Landlord for insurance costs in accordance with Section 4.2.5 hereof.

               4.2.2.4     CERTAIN REQUIREMENTS APPLICABLE TO INSURANCE
POLICIES.

                           Policies for insurance provided for under the
provisions of Sections 4.2.2.2(b) and 4.2.2.2(c) shall, in case of loss, be first payable to the holders of any mortgages on the Building and Lot under a standard mortgagee's clause, and shall be deposited with the holder of any mortgage or with Landlord, as Landlord may elect. All policies for insurance required to be obtained by either party under the provisions of Section 4.2.2 shall be obtained from responsible companies qualified to do business in the state in which the Premises are located and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's reasonable approval. Each party agrees to furnish the other with certificates of all such insurance which such party is obligated to obtain pursuant to Section 4.2.2 prior to the beginning of the Term hereof and with renewal certificates at least 30 days prior to the expiration of the policy they renew. In addition, Tenant agrees to furnish Landlord with any policies of insurance which Tenant is obligated to obtain hereunder, including any renewal policies, upon request of any of Landlord's mortgagees (provided that Tenant may redact from such policies any Confidential Information, as defined in
Section 10.13 hereof). Each such policy required to be maintained by Tenant shall name Landlord and Landlord's Managing Agent as additional insureds and shall be noncancellable with respect to the interest of Landlord, Landlord's Managing Agent and such mortgagees without at least 30 days' prior written notice thereto.

               4.2.2.5     WAIVER OF SUBROGATION.

                           All insurance which is carried by either party with
respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section 4.2.2.5 shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises under the provisions of this

Section 4.2.2 any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

        4.2.3  UTILITIES.

               Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. Upon Tenant's request, Landlord shall install separate meters to measure Tenant's consumption of any utility servicing the Premises. If Tenant is not charged directly by the respective utility for any of such utilities or services, Tenant shall from time to time, within 20 days of receipt of Landlord's invoice therefor, pay to Landlord the total of such charges for the Building and Lot, provided that if said utilities or services are provided to less than all of the rentable space on the Lot , Tenant shall pay its share of said charges based upon the actual consumption shown on any separate meter for such utility or service, and, in the event there is no such separate meter, based upon the area of the Premises relative to the area of the entire space to which utilities are provided, or such greater or lesser amount required, in Landlord's reasonable judgment, by Tenant's disproportionate use of utilities, and provided further that, at Landlord's option, all such charges shall be payable by Tenant in accordance with Section 4.2.5. Without limitation of the foregoing, in the event of a Casualty or Taking, if Landlord's Architect and Tenant's Architect reasonably determines that the Base Building utilities as shown in Exhibit B hereto will not be repaired or restored so as to be available within ninety (90) days after the occurrence of such Casualty or Taking, then Tenant shall have the right to terminate this Lease by notice given within 30 days after the date of such determination. All of the utilities shall be installed in the Building and the Premises in accordance with Exhibit B attached hereto.

        4.2.4  COMMON AREA MAINTENANCE AND EXPENSES.

               Landlord shall use reasonable efforts to maintain the common areas of the Lot and (Landlord and Tenant will cooperate to determine who will be responsible for providing services required to operate the Building or to maintain the Lot , as contemplated in Exhibit I, except to the extent repairs or maintenance are required due to Tenant's negligence or willful misconduct (in which case Tenant shall promptly effect such repairs or maintenance or, at Landlord's option, Landlord may effect such repairs or maintenance and charge the entire cost thereof to Tenant as Additional Rent). Notwithstanding the foregoing, it is expressly understood and agreed that Landlord shall have no liability or responsibility for the storage, containment or disposal of any hazardous or medical waste generated, stored or contained by Tenant, Tenant hereby agreeing to store, contain and dispose of any and all such hazardous or medical waste at Tenant's sole cost and expense in accordance with the provisions of Article V hereof. Tenant shall pay to Landlord as Additional Rent the Annual Maintenance Charge computed and payable as follows:

               (1) The Annual Maintenance Charge shall be equal to the sum of the Annual Lot Maintenance Charge and the Annual Building Maintenance and Operation Charge as hereinafter defined.

                       (a) The Annual Lot Maintenance Charge shall be equal to
               the product obtained by multiplying (x) the costs incurred by Landlord during the fiscal year (as hereinafter defined) for which the Annual Maintenance Charge is being computed (the "Current Fiscal Year") in providing Lot maintenance, including without limitation landscaping, street lighting, security (if required, in Landlord's judgment), maintenance and snow plowing, maintenance of Lot signage, maintenance of utilities, commercially reasonable management fees and reasonable amortization of equipment to the extent used for Lot maintenance, by (y) a fraction whose numerator is the Premises Floor Area, as built, and whose denominator is the gross floor area of the buildings located on the Lot at the end of the Current Fiscal Year.

                       (b) The Annual Building Maintenance and Operation Charge
               shall be equal to Tenant's Proportionate Fraction of the reasonable costs incurred by Landlord during the Current Fiscal Year in providing Building maintenance, including without limitation repair, maintenance and cleaning of common facilities in the Building, and maintenance and repairing of all common heating, plumbing, electrical, air conditioning and mechanical fixtures and equipment serving the Building or the Premises and not for other tenant's use, elevators, trash dumpster rental, trash removal, recycling, performance of such other tasks as Tenant shall request and Landlord shall agree to perform, commercially reasonable management fees (exclusive of leasing and sale commissions, fees paid in connection with tenant improvement costs, and such other fees or commissions paid in connection with the leasing, releasing, extension or renewal of leases for the Building or the Lot) and reasonable amortization of equipment to the extent used for the Building maintenance.

               Notwithstanding the foregoing, in the event that any capital repair, improvement or replacement to the common areas and facilities of the Building and the Lot has a useful life of over one year (as determined in accordance with generally accepted accounting practices consistently applied), then only the amortized cost of such repair, improvement or replacement over said useful life shall be included in the Annual Lot Maintenance Charge or the Annual Building Maintenance Charge, as applicable.

               Tenant shall make payments on account of the Annual Maintenance Charge monthly in advance on the first day of each calendar month during the Term. At the beginning of every fiscal year, Landlord shall deliver to Tenant its reasonable estimate of the Annual Maintenance Charge (the "Estimated Annual Maintenance Charge") for the said fiscal year which estimate may include a reasonable contingency of up to 5%, and Tenant shall make payments on account of the Annual Maintenance Charge monthly in advance on the first day of each calendar month during the Term in the amount of one-twelfth of the Estimated Annual Maintenance Charge. Landlord reserves the right to reasonably re-estimate and modify the Estimated Annual Maintenance Charge by notice to Tenant once annually on or about July 1 of each Lease Year (the "Additional Rent Adjustment Date"), and Tenant's payments shall thereupon be adjusted accordingly. Not later than sixty (60) days after the end of each fiscal year during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to generally accepted accounting practices certified by Landlord and showing for the preceding fiscal year or fraction thereof, as the case may be, the actual Annual Maintenance Charges for the said fiscal year or fraction thereof, and thereupon any balance owed by Tenant or excess paid by Tenant under this Section shall be paid to Landlord, or credited to Tenant, as the case may be, on the next rent payment date or refunded if the Term has ended and Tenant is not then in default (or if Tenant is in default, then any excess over that necessary to cure said default shall be returned to Tenant). Landlord shall furnish Tenant with copies of all reasonable documentation and records for the Annual Maintenance Charges for any fiscal year upon Tenant's request for the same; provided, however, that Landlord shall not be required to furnish such copies for any fiscal year if Tenant has not requested such copies within two (2) years after the expiration of such fiscal year.

        Tenant shall have the right to conduct an audit of Landlord's records relating to Maintenance Charges. If the Tenant's audit indicates that there is an error greater than five percent (5%), then Landlord shall reimburse Tenant for the cost of said audit.

               For purposes of this Lease, the first "fiscal year" shall be the annual period commencing on the Commencement Date and ending on December 31 of the year in which the Commencement Date occurs; subsequently, the term "fiscal year" shall mean each consecutive annual period thereafter, commencing on the day following the end of the preceding fiscal year. Landlord shall have the right from time to time to change the periods of accounting under this Section
4.2.4 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's Statements rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All of Landlord's Statements shall be prepared on an accrual basis of accounting.

               Notwithstanding any other provision of this Section 4.2.4, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2.4 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term. Landlord shall thereafter prepare a Landlord's Statement showing the actual Annual Maintenance Charge for such fiscal year, as herein above provided, and an appropriate payment or refund shall thereafter promptly be made upon submission of such Landlord's Statement to Tenant.

               Notwithstanding the foregoing, Landlord hereby agrees that access to the Premises, HVAC service and all other utilities shall be available to Tenant 24 hours per day, seven (7) days per week, subject to the provisions hereof with respect to loss or interruption of utilities and other services.

        4.2.5  PAYMENTS ON ACCOUNT OF TAXES, INSURANCE AND UTILITIES.

               Tenant shall make payments on account of the Annual Tax, Insurance and Utility Charge (as hereinafter defined) monthly in advance on the first day of each calendar month during the Term, which payments shall initially be in the amount of the sum of the Initial Tax Charge, the Initial Insurance Charge and the Initial Utility Charge (the "Estimated Initial Tax, Insurance and Utility Charges"). At the beginning of every fiscal year, Landlord shall deliver to Tenant its reasonable estimate of the Annual Tax, Insurance and Utility Charge ("the Estimated Annual Tax, Insurance and Utility Charge") for said fiscal year, and, in lieu of payments of one twelfth of the Estimated Initial Tax, Insurance and Utility Charge, Tenant shall make payments on account of the Annual Tax, Insurance and Utility Charge monthly in advance on the first day of each calendar month during the Term in the amount of one-twelfth of the Estimated Annual Tax, Insurance and Utility Charge. Landlord reserves the right to reasonably re-estimate and modify the Estimated Annual Tax, Insurance and Utility Charge by notice to Tenant once annually on the Additional Rent Adjustment Date (as defined in Section 4.2.4 hereof), and Tenant's payments shall thereupon be adjusted accordingly.

               Not later than sixty (60) days after the end of each fiscal year during the Term and after Lease termination, Landlord shall render a statement in reasonable detail and according to generally accepted accounting practices certified by Landlord and showing for the preceding fiscal year or fraction thereof, as the case may be, the actual Annual Tax, Insurance and Utility

Charge for the said fiscal year or fraction thereof, and thereupon any balance owed by Tenant or excess paid by Tenant under this Section shall be paid to Landlord, or credited to Tenant, as the case may be, on the next rent payment date or refunded if the Term has ended and provided Tenant is not then in default, or if Tenant is in default, then any excess over that necessary to cure the default shall be returned to Tenant. As used herein, the term "Annual Tax, Insurance and Utility Charge" shall mean and refer to the amount of funds paid by Tenant pursuant to Section 4.2.1, 4.2.2 and 4.2.3 for the fiscal year in question for costs actually incurred by Landlord (without any mark-up for Landlord's overhead or profit). All payments under this Section shall to the extent thereof relieve Tenant of its obligations under said Sections 4.2.1,
4.2.2 and 4.2.3 hereof.

               Landlord shall have the right from time to time to change the periods of accounting under this Section 4.2.5 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's annual statements rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of such a statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental statement, and an appropriate adjustment shall be made according thereto. All of landlord's statements under this Section shall be prepared on an accrual basis of accounting.

               Notwithstanding any other provision of this Section 4.2.5, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2.5 shall be made on the basis of Landlord's best estimate of the items otherwise includable in the annual statement rendered by Landlord under this Section and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's statement.

4.3     LATE PAYMENT OF RENT.

        If any installment of rent is paid after the date the same was due after applicable grace and cure periods, it shall bear interest from the due date at the prime commercial rate of BankBoston, as it may be adjusted from time to time, plus 4% per annum, but in no event more than the highest rate of interest allowed by applicable law. Any amounts due under this Section 4.3 shall be Additional Rent.

                                    ARTICLE V

                          TENANT'S ADDITIONAL COVENANTS

5.1     AFFIRMATIVE COVENANTS.

        Tenant covenants at its expense at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

        5.1.1  PERFORM OBLIGATIONS.

               To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

        5.1.2  OCCUPANCY AND USE.

               To use and occupy the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor at Tenant's sole expense. Landlord covenants to Tenant that as of the date of execution of this Lease, the Building is in compliance with the City of Cambridge zoning laws and state and local building laws, ordinances and regulations, and that the Permitted Use is an allowed use under the City of Cambridge zoning laws.

               Without limitation, Tenant shall strictly comply with all federal, state, and municipal laws, ordinances, and regulations governing the use of Tenant's laboratory, scientific experimentation and the generation, storage, containment and disposal of medical waste. Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits directly relating or incident to: the conduct of its office and research activities on the demised premises; its scientific experimentation, transportation, storage, handling, use and disposal of any chemical or radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or medical waste. Within ten (10) days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any mortgagee of Landlord, Tenant shall furnish Landlord with copies of all such permits which Tenant possesses or has obtained together with a certificate certifying that such permits are all of the permits which Tenant possesses or has obtained with respect to the Premises. Tenant shall be entitled to redact any Confidential Information from the copies of such permits and accompanying certificates of Tenant. Tenant shall promptly give notice to Landlord of any warnings or violations relative to the above received from any federal, state, or municipal agency or by any court of law and shall promptly cure the conditions causing any such violations. Tenant shall not be deemed to be in default of its obligations under the preceding sentence to promptly cure any condition causing any such violation in the event that, in lieu of such cure, Tenant shall contest the validity of such violation by appellate or other proceedings permitted under applicable law, provided that: (i) any such contest is made reasonably and in good faith, (ii) Tenant makes provisions, including, without limitation, posting bond(s) or giving other security, reasonably acceptable to Landlord to protect Landlord, the Building and the Lot from any liability, costs, damages or expenses arising in connection with such violation and failure to cure, (iii) Tenant shall agree to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liability, costs, damages, or expenses arising in connection with such condition and/or violation, (iv) Tenant shall promptly cure any violation in the event that its appeal of such violation is overruled or rejected without further appeal permitted, and (v) Tenant shall certify to Landlord's satisfaction that Tenant's decision to delay such cure shall not result in any actual or threatened bodily injury or property damage to Landlord, any tenant or occupant of the Building or the Lot, or any other person or entity. Landlord agrees that any Confidential Information gained or obtained by Landlord pursuant to this Section 5.1.2 shall be kept confidential in accordance with Section 10.13 hereof.

        5.1.3  REPAIR AND MAINTENANCE.

               Except as otherwise provided in Article VI, to keep the Premises including, without limitation, all fixtures and equipment now or hereafter on the Premises, or exclusively serving the Premises, but excluding the exterior (exclusive of glass and doors) and structural elements of the Building, the Building's systems and the grounds and parking lot, which Landlord shall maintain and repair unless such repairs are required because of Tenant's willful misconduct or negligence, in good order, condition and repair and at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the Term, reasonable use and wear only excepted; to keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises; and to make all repairs and replacements and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Tenant shall secure, pay for and keep in force contracts with appropriate and reputable service companies providing for regular and emergency maintenance of the heating and air-conditioning systems and copies of such contracts shall be furnished to Landlord; provided, however, that it is agreed that Tenant shall be responsible only for the repair and maintenance of the heating and air-conditioning systems and the components thereof located within or exclusively serving the Premises. Notwithstanding the foregoing, Landlord and Tenant shall cooperate with one another to determine which party will be responsible for services required to operate the Building. It is further agreed that the exception of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantlike, and efficient and usable condition considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantlike repair.

        5.1.4  COMPLIANCE WITH LAW.

               To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority other than major capital repairs, alterations, additions or replacements to the foundations and structural elements of the Building which are not required because of Tenant's failure to comply with the Provisions of
Article 5.1.3 hereof; to keep the Premises equipped with all safety appliances necessary for Tenant's use of the Premises; to pay all municipal, county, or state taxes assessed against the leasehold interest hereunder, or against personal property of any kind on or about the Premises; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises.

               The Tenant shall not use, generate, manufacture, produce, handle, store, release, discharge or dispose of in, on, under or about the Premises or transport to or from the Premises, or allow its employees, agents, contractors, invitees or any other person or entity to do so, any oil, hazardous or toxic materials or hazardous or toxic wastes or medical waste (collectively, "hazardous materials") except to the extent that the following conditions regarding the use, generation, manufacture, production, handling, storing, releasing, discharging, disposal or transport (individually or collectively, the "Use") of hazardous materials shall be satisfied: (i) the Use shall be directly related to the operation of Tenant's business as permitted herein, (ii) Tenant shall first provide Landlord with the list of the types and quantities of such proposed hazardous materials which Tenant is required to furnish to the applicable governmental authorities for purposes of compliance with the Resource Conservation and Recovery Act, as amended (42 U.S.C. 9601, et seq.) (the "RCRA List") (or, in the event that the RCRA List ceases to be required to be filed under such law, a list containing the same information required to be listed on the RCRA List as of the date hereof), and shall update such list as necessary for continuing accuracy, and such other information reasonably satisfactory to Landlord as Landlord may reasonably require concerning such Use, and (iii) such Use shall be in strict compliance (at Tenant's expense) with all applicable laws, regulations, licenses and permits. Landlord hereby covenants and agrees that the information contained in any list, or update thereof, referred to in the foregoing clause (ii) shall be kept confidential in accordance with Section
10.13 hereof. Notwithstanding the foregoing, Tenant hereby agrees to consult and coordinate with Landlord prior to transporting any hazardous materials to or from the Premises whenever (i) such transportation is not of the kind regularly made during the ordinary course of business by a person or entity operating a laboratory facility for the Permitted Uses or (ii) Tenant has reason to believe that such transportation may result in a public demonstration, protest or other similar disturbance at the Building or the Lot. If the transportation, generation, manufacture, production, handling, release, storage, use or disposal of any hazardous materials anywhere on the Premises in connection with the Tenant's use of the Premises results in (1) contamination of the soil, surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees to respond in accordance with the following paragraph:

               Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage, (ii) to consult with Landlord regarding Tenant's action to resolve said contamination, claim of contamination or loss or damage, (iii) to clean up the contamination in full compliance with all applicable statutes, regulations and standards, and (iv) to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorneys' fees, arising from or connected with any such contamination, claim of contamination, loss or damage. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing.

               Tenant shall promptly notify Landlord upon Tenant's receipt of any inquiry, notice, or threat to give notice by any government authority or any other third party with respect to any hazardous materials. Notwithstanding the foregoing, Tenant shall not be liable to Landlord hereunder for any contamination, claim of contamination, loss or damage arising in connection with hazardous materials to the extent the same is the result of (A) hazardous materials existing in the Building and the Lot prior to Tenant's use or occupancy of the Premises, (B) migration of hazardous materials from any site onto the Lot not caused by Tenant, (C) the generation, manufacture, production, handling, release, storage, use or disposal of any hazardous materials at the Building or the Lot by Landlord, any other tenant or occupant, or any so-called "midnight dumpers" or (D) the Use (as defined above in this Section) by any party other than Tenant of hazardous materials at the Building or the Lot. Tenant's indemnification obligations under this Section shall survive the expiration or earlier termination of this lease.

               Prior to vacating the Premises at the expiration of the term hereof, Tenant at its sole cost and expense shall provide Landlord with an environmental audit with respect to Tenant's actions at the Premises by a qualified environmental engineering firm reasonably satisfactory to Landlord, which audit shall include reasonable subsurface testing if a preliminary review suggests Tenant may have contaminated the same. The aforesaid environmental audit shall affirmatively certify that the Premises are free from any and all contaminants, pollutants, radioactive materials, hazardous wastes or materials, medical waste, bacteriological agents or organisms which would render the Premises in violation of M.G.L. c. 21E, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9602 et seq., or any other applicable laws, rules, regulations or orders, as they may be amended or supplemented by administrative regulations, from time to time. Landlord has delivered to Tenant at Tenant's request, a Phase I Environmental Site Assessment for the Building and the Lot prepared by Haley & Aldrich dated June, 1997 , which Landlord obtained in connection with Landlord's acquisition of the Building and the Lot. Landlord makes no representations regarding the content of the information contained in the report and has agreed to provide the same to Tenant as a courtesy only.

               Nothing herein contained shall be construed to limit or impair Tenant's obligation to comply with any law, code, rule or regulation which requires Tenant to notify any governmental authority or any other person concerning the Use (as defined above in this Section) of hazardous materials by Tenant at the Premises.

               Tenant agrees that, with respect to improvements to the Premises subsequent to the Initial Tenant Improvements, it shall be responsible for compliance with the Americans with

Disabilities Act (42 U.S.C. 12101 et seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto (collectively, the "ADA Requirements"). Landlord shall be responsible for compliance of the Initial Tenant Improvements and the Building with the ADA Requirements.

               Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than 5,250 gallons per day from the Premises of sanitary (non-industrial) sewage. Discharges in excess of that amount, and any discharge of industrial sewage or waste, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

        5.1.5  TENANT'S WORK.

               To procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises; to do all such work in compliance with the applicable provisions of Sections 3.3 and 5.2.3 hereof; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, environmental, building, fire, health and other codes, regulations, ordinances and laws and the ADA Requirements; to furnish to Landlord prior to the commencement of any work for which the cost may reasonably be estimated to exceed $750,000.00, a bond or other security acceptable to Landlord assuring that any work commenced or continued by Tenant will be completed in accordance with specifications approved in advance in writing by Landlord; to keep the Premises at all times free of liens for labor and materials; to employ for such work one or more responsible contractors whose labor will work without interference with other labor working on the Premises; to require such contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering any general contractors on or about the Premises in amounts that at least equal the limits set forth in
Section 1.1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

        5.1.6  INDEMNITY.

               To defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises or the Building and Lot and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining sidewalks, streets or ways appurtenant to the Premises and connected with the use or occupancy thereof by Tenant or its agents, contractors, licensees, employees, sublessees or invitees, unless and to the extent caused by the negligence or willful misconduct of Landlord or its servants or agents, (ii) violation of this Lease by Tenant or its agents, contractors, licensees, employees, sublessees or invitees, or (iii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, employees, sublessees or invitees.

        5.1.7  LANDLORD'S RIGHT TO ENTER.

               To permit Landlord and its agents to enter into the Premises at reasonable times and upon at least 24 hours advance notice (except in case of emergency in which event no prior notice shall be required) to examine the Premises, make such repairs and replacements as Landlord may elect, without however, any obligation to do so except as may be otherwise expressly set forth in this Lease, and show the Premises to prospective purchasers and lenders, and, during the last twelve months of the Term, to show the Premises to prospective tenants. Landlord's right to enter the Premises in accordance with the foregoing shall be subject to Landlord's obligations pursuant to Section 10.13 hereof. Notwithstanding the foregoing, Landlord agrees that in the event that Landlord shows the Premises to any prospective purchaser or tenant, Landlord shall: (i) provide at least three
(3) days' notice to Tenant identifying the prospective purchaser or tenant, (ii) only show the Premises to such purchaser or tenant if Landlord believes in good faith that such person or entity is a bona fide prospective purchaser or tenant,
(iii) conduct such showing in compliance with such reasonable requests and instructions as Tenant may make for purposes of protecting Tenant's Confidential Information.

        5.1.8  PERSONAL PROPERTY AT TENANT'S RISK.

               All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description owned or leased by Tenant ("Tenants Property") or by any person claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall, as between the parties, be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent (i) such injury, loss, damage or liability is the result of the negligence or willful misconduct of Landlord, its contractors, agents or employees, or (ii) such indemnification, agreement to hold harmless or exoneration is prohibited by law.

        5.1.9  PAYMENT OF LANDLORD'S COST OF ENFORCEMENT.

               To pay on demand Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 7.4.

        5.1.10 YIELD UP.

               Subject to Article III hereof, at the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; to remove such installations and improvements made by Tenant as Landlord may request and all Tenant's signs wherever located; to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Subject to
Section 3.3 hereof, any property required to be removed and not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by Landlord in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the Term and prior to Tenant's performance of its obligations under this Section 5.1.10. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided.

        5.1.11 ESTOPPEL CERTIFICATE.

               Upon not less than 10 days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that except as stated therein Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that, to the best of Tenant's knowledge, Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail) and such other matters reasonably required by Landlord or any prospective purchaser or mortgagee of the Premises. Any such statement delivered pursuant to this Section
5.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of any such mortgage.

        5.1.12 LANDLORD'S EXPENSES RE: CONSENTS.

               To reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval under this Lease. Notwithstanding the foregoing, Tenant shall not be liable for any reasonable legal expenses incurred by Landlord for the first two (2) such requests made by Tenant during each period of twelve (12) consecutive calendar months during the Term.

        5.1.13 RULES AND REGULATIONS.

               To comply with the Rules and Regulations set forth in Exhibit C, as the same may be reasonably amended from time to time by Landlord to provide for the beneficial operation of the Building and/or Lot, provided that such amendments do not materially interfere with Tenant's right of use and enjoyment of the Premises pursuant to this Lease, it being understood that, subject to the provisions of Section 10.2 hereof, Landlord shall not be liable to Tenant for the failure of other tenants of the Building or the Lot to conform to such Rules and Regulations.

        5.1.14 LOADING.

               Not to place Tenant's Property, as defined in Section 5.1.8, upon the Premises so as to exceed the floor load limits set forth in EXHIBIT H attached hereto and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed or maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to reduce such vibration or noise to a level reasonably acceptable to Landlord.

        5.1.15 HOLDOVER.

               To pay to Landlord (i) the greater of twice (a) the then fair market rent as reasonably determined by Landlord or (b) the total of the Fixed Rent, Additional Rent, and all other payments then payable hereunder, for the period that Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and
(ii) all damages sustained by Landlord on account thereof; provided, however, that any payments made by Tenant under the foregoing clause (i) in excess of the then fair market rent for the Premises as so reasonably determined by Landlord shall be applied against any damages under the foregoing clause (ii). The provisions of this subsection shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease.

5.2     NEGATIVE COVENANTS.

        Tenant covenants at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

        5.2.1  ASSIGNMENT AND SUBLETTING.

               Not without the prior written consent of Landlord to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, except as hereinafter provided; as Additional Rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting (subject to the provisions of Section 5.1.12 hereof); no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. Landlord's consent to any proposed assignment or subletting is required as to the terms and conditions thereof. In addition, as to any assignee (but not as to any sublessee) Landlord's consent shall be required as to the reasonable creditworthiness of the proposed assignee in view of market conditions then prevailing for leases having terms and conditions comparable to this Lease. Landlord's consent to any assignment or subletting by Tenant shall not be unreasonably withheld, provided that Tenant is not then in default beyond applicable grace and cure periods under this Lease. If Tenant requests Landlord's consent to assign this Lease or to sublet the entire Premises for substantially all of the then remaining Term, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease as of the date of commencement the proposed sublease or assignment; provided, however, that Tenant shall have the right to rescind any such request in the event Landlord elects to so terminate this Lease by notice given to Landlord within five (5) days after the date of such termination notice from Landlord, in which event such termination notice shall be of no further force or effect.

               If, at any time during the Term of this Lease, Tenant is:

                (i) a corporation or a trust (whether or not having shares of beneficial interest) and there shall occur any change in the identity of any of the persons then having power to participate in the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs of Tenant; or

               (ii) a partnership or association or otherwise not a natural person (and is not a corporation or a trust) and there shall occur any change in the identity of any of the persons who then are members of such partnership or association or who comprise Tenant;

Tenant shall so notify Landlord and Landlord may terminate this Lease by notice to Tenant given within 90 days thereafter if, in Landlord's reasonable judgment, the credit of Tenant is thereby impaired. This paragraph shall not apply if the initial Tenant named herein is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange.

               Notwithstanding the foregoing provisions of this Section 5.2.1, Tenant may assign this Lease or sublet any portion of the Premises without Landlord's consent to (i) any successor of Tenant resulting from a merger or consolidation of Tenant s (ii) any Affiliate of Tenant (as hereinafter defined) whose net worth is equal to or greater than the net worth of Tenant as of the date hereof, or (iii) sublet any portion of the Premises to any subsidiary of Tenant provided that tenant holds the majority of the Controlling Shares of such subsidiary and Tenant remains primarily liable under this Lease, provided that Tenant provides Landlord notice within thirty (30) days after such assignment or subletting pursuant to any of the foregoing clauses (i), (ii) or (iii). As used herein, the term "Affiliate of Tenant" shall mean and refer to any entity controlled by, controlling or under common control with Tenant.

               In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Fixed Rent, Additional Rent, and all other payments then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises (such excess being hereinafter referred to as "Sublease Profits"), Tenant shall promptly pay fifty percent (50%) of said Sublease Profits to Landlord as and when received by Tenant after deduction of Tenant's Sublease Costs (as hereinafter defined). The term "Sublease Costs" shall mean and refer to Tenant's reasonable legal, brokerage, construction costs and expenses incurred in good faith in view of the size and expected term of any applicable sublease or assignment and the unamortized cost of Tenant's build out expenses and the financing of such construction. Sublease Costs shall be amortized over the term of the applicable sublease or assignment.

        5.2.2  NUISANCE.

               Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any noise, vibration or odor which is contrary to any law or ordinance; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

        5.2.3  INSTALLATION, ALTERATIONS OR ADDITIONS.

               Subject to the provisions of Section 3.3 and Section 5.1.5 hereof, not to make any installations, alterations, or additions in, to or on the Premises (including, without limitation, buildings, lawns, planted areas, walks, roadways, parking and loading areas, but expressly excluding the initial improvements made in accordance with Complete Plans approved by Landlord and Tenant, and any other improvements consistent therewith, provided the same are approved by Landlord, such approval not to be unreasonably withheld or delayed) nor to permit the making of any apertures in the walls, partitions, ceilings or floors without on each occasion obtaining the prior written consent of Landlord and then only pursuant to plans and specifications approved by Landlord in advance in each instance. Notwithstanding the foregoing, Tenant may make non-structural improvements, installations, alterations or additions to the Premises which do not exceed the sum of $50,000.00 without the prior approval or Consent of the Landlord.

                                   ARTICLE VI

                               CASUALTY OR TAKING

6.1     TERMINATION.

        In case during the period which is two (2) years prior to the expiration of the Term all or any substantial part of the Premises or of the Building or of the Lot or any one or more of them shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, (hereinafter referred to as the "Casualty or Taking"), then this Lease may be terminated at the election of Landlord or Tenant. Such election, which may be made notwithstanding the fact that

Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant or Tenant to Landlord within 30 days after the Casualty or Taking.

6.2     RESTORATION.

        If either party does not exercise said election (or is not entitled to exercise said election in the case of a Casualty or Taking occurring more than two (2) years prior to the expiration of the Term of this Lease), this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be abated from the date of the Casualty or Taking until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for the Permitted Uses subject to zoning and building laws or ordinances then in existence, which, unless Landlord has exercised its option to terminate pursuant to Section 6.1, Landlord covenants to do with reasonable diligence at Landlord's expense.

        Notwithstanding the foregoing, in the event that Landlord's Architect reasonably determines that the Premises will not be repaired or restored (to the extent permitted by the net proceeds of insurance recovered or damages awarded from such Casualty or Taking) within one year after the occurrence of such Casualty or Taking then Tenant shall have the right to terminate this Lease by notice given within thirty (30) days after the date of such determination.

6.3     AWARD.

        Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases except as set forth below in this Section 6.3. Tenant hereby grants to Landlord all of Tenant's rights to such damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own cost and expense, or other personal property of Tenant, or (ii) relocation expenses or damages for loss of business (in excess of any such damages attributable to the value of this lease) recoverable by Tenant from such authority in a separate action.

                                   ARTICLE VII

                                    DEFAULTS

7.1     EVENTS OF DEFAULT.

        (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder for more than five (5) business days after notice thereof twice during any twelve (12) month period, or if within 30 days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced to cure the default or defaults so specified or has not thereafter diligently pursued such cure to completion, or
(b) if any assignment for the benefit of creditors shall be made by Tenant, or by any guarantor of Tenant, or (c) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged or bonded over within thirty (30) days thereafter, or (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect, or (f) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within ninety (90) days thereafter, or (g) if Tenant fails to maintain the insurance required under Section 4.2.2.1 hereof, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter prior to the curing of such default and without demand or notice, at Landlord's election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (2) with or without process of law, in a lawful manner and without illegal force, enter and repossess the Premises as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, or (3) pursue any other rights or remedies permitted by law. Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights of redemption and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

7.2     REMEDIES.

        In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant during said residue. Tenant further covenants (as additional and cumulative obligations) after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all of the Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and
(ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord shall be required to use reasonable efforts to relet the Premises.

        In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this
Section 7.2, Landlord, at its sole election, may by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in
Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the three (3) months ended next prior to such termination, plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

        Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

7.3     REMEDIES CUMULATIVE.

        Any and all rights and remedies which either Landlord or Tenant may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

7.4     LANDLORD'S RIGHT TO CURE DEFAULTS.

        Landlord may, but shall not be obligated to, cure, at any time, following thirty (30) days' prior notice to Tenant, except in cases of emergency when no notice shall be required, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 4.3 from the date of payment by Landlord to the date of payment by Tenant.

7.5     EFFECT OF WAIVERS OF DEFAULT.

        Any consent or permission by Landlord or Tenant to any act or omission by the other party which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord or Tenant of the breach of any covenant or condition herein by the other party, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

        The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease by the other party shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord, or the payment by Tenant, as the case may be, of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or Tenant, as the case may be. No consent or waiver, express or implied, by Landlord or Tenant, as the case may be, to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

7.6     NO ACCORD AND SATISFACTION.

        No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                  ARTICLE VIII

                                    MORTGAGES

8.1     RIGHTS OF MORTGAGE HOLDERS.

        The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 10.5, no such holder of a mortgage shall be liable either as mortgagee or as assignee to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord (except for the obligations under Article III), subject to and with the benefit of the provisions of
Section 10.5, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises. No Fixed Rent, Additional Rent or any other charge shall be paid more than 10 days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

        The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (including, without limitation, the covenants and agreements contained in this Section 8.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 8.1.

8.2     SUBORDINATION.

        This Lease is subject and subordinate to any mortgage now on the Building, if any, and shall be, at the mortgagee's election, subject and subordinate to any mortgage hereafter on the Building and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor; provided, however, such mortgagee shall not disturb Tenant's possession hereunder or rights hereunder in the event of a foreclosure by Mortgagee except to the extent permitted hereunder pursuant to an Event of Default by Tenant. This Section 8.2 shall be self-operative and no further instrument of subordination shall be required, but if such subordination is in writing, then such mortgagee shall execute a non-disturbance and attornment agreement in favor of Tenant in form acceptable to such mortgagee. In confirmation of such subordination, Tenant shall execute and deliver promptly an estoppel certificate concerning this Lease and Tenant's tenancy in form reasonably acceptable to such mortgagee. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant (such appointment being coupled with an interest) with full power and authority to execute and deliver in the name and on behalf of Tenant any such certificate which Tenant fails so to execute and deliver within ten (10) business days after written request and presentation by Landlord or such mortgagee. Landlord represents that as of the date hereof, there is no mortgage, ground lease or superior lien on the Building or the Premises.

8.3     LEASE AMENDMENTS.

        Tenant agrees not to unreasonably withhold its agreement to make such changes in this Lease as may be reasonably required by the holder of any mortgage of which the Premises are a part, or any institution which may purchase all or a substantial part of Landlord's interest in the Premises, provided that such changes may not increase the Fixed Rent or other payments due hereunder or otherwise materially affect the obligations or rights of Tenant hereunder, and provided further that such changes do not (i) materially interfere with Tenant's right of use and enjoyment of the Premises pursuant to this Lease, (ii) limit, impair or delay Tenant's rights to sublease or assign all or any portion of this Lease pursuant to Section 5.2.1 hereof, (iii) limit, impair or delay Tenant's right to obtain a reduction or abatement of rent pursuant to Section 3.2 or
Section 6.2, (iv) limit, impair or delay Tenant's right to terminate this Lease pursuant to Section 3.2 or Section 6.2, or (v) otherwise unreasonably limit, impair or delay Tenant's rights hereunder.

                                   ARTICLE IX

                         LANDLORD'S ADDITIONAL COVENANTS

9.1     AFFIRMATIVE COVENANTS.

        Landlord covenants at all times during the Term:

        9.1.1  PERFORM OBLIGATIONS.

               To perform promptly all of the obligations of Landlord set forth in this Lease, including, without limitation, furnishing, through Landlord's employees or independent contractors, the services (the cost of which is to be included in the Annual Maintenance Charge) listed in Exhibit I.

        9.1.2  REPAIRS.

               Except as otherwise provided in Article VI, to make such repairs (the cost of which is to be included in the Annual Maintenance Charge) to the roof, exterior walls, exterior windows and waterproofing, floor slabs, other structural components and common areas and facilities of the Building as may be necessary to keep them in good, serviceable condition. Without limitation of the foregoing, Landlord shall be responsible for the maintenance and repair of the heating and air-conditioning systems and the components thereof serving the Building, except for such systems and the components thereof as are located within the Premises or exclusively serve the Premises (as provided in Section 5.1.3 hereof).

               Notwithstanding the foregoing, Landlord shall only be responsible for maintenance, service and repair of Base Building utilities and services as shown on Exhibit B hereto.

        9.1.3  COMPLIANCE WITH LAW.

               To make all repairs, alterations, additions or replacements to the Building or the Lot (the costs of which are to be included in the Annual Maintenance Charge) required by any law, ordinance or order or regulation of any public authority including repairs, alterations, additions or replacements to the foundations and structural elements of the Building, except as required because of Tenant's failure to comply with the provisions of Section 5.1.3 hereof; to keep the Building equipped with all safety appliances so required (the costs of which are to be included in the Annual Maintenance Charge); subject to Section 4.2.1, to pay all municipal, county, or state taxes assessed against the Building or the Lot, or against Landlord's personal property of any kind on or about the Building or the Lot; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Building or the Lot, including the ADA Requirements (as defined in Section 5.1.4 hereof) and any codes, regulations, ordinances or laws relating to hazardous materials (as defined in Section 5.1.4), subject to, and without limitation of, Tenant's obligations with respect to such codes, regulations, ordinances or laws. The costs incurred by Landlord in connection with the foregoing compliance obligations (to the extent required due to a change in law) shall be included in the Annual Maintenance Charge. All of the foregoing covenants and obligations are subject to, and without limitation of, all of Tenant's obligations under this Lease, including, without limitation, those set forth in Sections 4.2 and 5.1.4.

        9.1.4  INDEMNITY.

               To defend, with counsel reasonably approved by Tenant, all actions against Tenant, any partner, trustee, stockholder, officer, director, employee or beneficiary of Tenant ("Tenant's Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Tenant's Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining sidewalks, streets or ways appurtenant to the Premises and not connected with the use or occupancy thereof by Tenant or its agents, contractors, licensees, employees, sublessees or invitees, unless and to the extent caused by the negligence or willful misconduct of Tenant or its servants or agents, (ii) violation of this Lease by Landlord or its agents, contractors, licensees, employees, sublessees or invitees, or (iii) any act, fault, omission, or other misconduct of Landlord or its agents, contractors, licensees, employees, sublessees or invitees.

        9.1.5  ESTOPPEL CERTIFICATE.

               Upon not less than 10 days' prior notice by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect and that except as stated therein Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations under this Lease (or, if there have been any modifications that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that, to the best of Landlord's knowledge, Tenant is not in default hereunder (or if in default, the nature of such default, in reasonable detail) and such other matters reasonably required by Tenant or any prospective assignee of Tenant. Any such statement delivered pursuant to this
Section 9.1.5 may be relied upon by any prospective assignee.

        9.1.6  LANDLORD'S TITLE.

               Landlord has delivered to Tenant a copy of Landlord's owner's policy of title insurance (the "Policy") with respect to the Lot. Landlord has no knowledge of any changes in the status of the title since the date of the Policy.

        9.1.7  UTILITIES.

               Utilities shall be installed in the Building and the Premises in accordance with Exhibit B hereto.

        9.1.8  PAYMENT OF TENANT'S COST OF ENFORCEMENT.

               To pay on demand Tenant's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Landlord under this Lease.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

10.1    NOTICES FROM ONE PARTY TO THE OTHER.

        All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, two (2) days after deposit with the U.S. Postal Service, or if delivered by a recognized courier service (e.g. Federal Express) when delivered by such courier service, or if delivered to such address by hand, when so delivered.

10.2    QUIET ENJOYMENT.

        Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3    EASEMENTS; CHANGES TO LOT LINES.

        Landlord reserves the right, from time to time, to grant easements affecting the Premises or the Building or the Lot and to change or alter existing boundaries of the Lot for purpose of developing and using the Lot so long as such easements or such changes or alterations to existing boundaries of the Lot do not materially interfere with Tenant's use of the Premises, and to enter upon the Premises for purposes of constructing and maintaining any pipes, wires and other facilities serving any portion of the Lot or of the Building, subject to the terms of Section 5.1.7 and Section 10.13 hereof.

10.4    LEASE NOT TO BE RECORDED.

        Neither party shall record this Lease. Both parties shall execute and deliver a notice of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term Expiration Date the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

10.5    BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY.

        The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises except to the extent (i) disclosed on an estoppel certificate or (ii) the acquiror did not seek an estoppel certificate. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Building and the Lot but not upon other assets of Landlord. No member, partner, trustee, stockholder, officer, director, employee or beneficiary (or the members, partners, trustees, stockholders, officers, directors or employees of any such beneficiary) of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Building and the Lot in pursuit of its remedies upon an event of default hereunder, and the general assets of the partners, trustees, stockholders, officers, employees or beneficiaries (and the partners, trustees, stockholders, officers, directors or employees of any such beneficiary) of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant; provided that the foregoing provisions of this sentence shall not constitute a waiver of any obligation evidenced by this Lease and provided further that the foregoing provisions of this sentence shall not limit the right of Tenant to name Landlord or any individual partner or trustee thereof as a party defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any individual partner, trustee, stockholder, officer, employee or beneficiary of Landlord.

10.6    ACTS OF GOD.

        In any case where either party hereto is required to do any act, delays caused by or resulting from the occurrence of one or more Force Majeure Events shall not be counted in determining the time during which work shall be completed, except for the Outside Completion Date, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

10.7    LANDLORD'S DEFAULT.

        Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days following receipt of notice from Tenant or such additional time as is reasonably required to correct any such default after notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default provided Landlord commences such cure within thirty (30) days and proceeds diligently thereafter until such cure is completed. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of any default by Landlord hereunder, whether or not Landlord is notified that such damages may occur. Except as expressly set forth in Section 3.2 and Section 6.2 hereof, Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

        Notwithstanding the foregoing, if any repairs to the Premises or any maintenance, cleaning, or lighting of the common areas of the Building or the Lot, are not performed by Landlord or the Premises any time after the Substantial Completion Date and within thirty (30) days after notice from Tenant (or such longer period as may be reasonably required in the event that any such repair, maintenance, cleaning or lighting cannot be completed within said thirty
(30) day period), Tenant shall have the right to perform such obligation of Landlord. If Tenant performs any such obligation of Landlord, Landlord shall pay to Tenant the reasonable cost thereof within thirty (30) days after notice from Tenant, provided, however, that in no event shall Tenant have the right to offset or deduct the amount thereof against any payment of rent due hereunder.

        If an emergency occurs where a repair is required to be done immediately in order to avoid imminent danger to persons or material damage to the Premises, Tenant shall have the right to self-help consistent with the immediately preceding grammatical paragraph of this Section 10.7 after giving Landlord only such notice as is reasonable under the circumstances, provided, however, that formal notice shall be promptly given thereafter. However, the right of self-help afforded to Tenant in this Section 10.7 shall be carefully and judiciously exercised by Tenant, it being understood and agreed that except in the case of an emergency, Landlord shall be given sufficient opportunity to take the action required of Landlord to avoid such default, in order to avoid any conflict with respect to whether or not self-help should have been availed of by Tenant, or with respect to the reasonableness of the expenses incurred by Tenant.

10.8    BROKERAGE.

        Each party warrants and represents to the other party that it has had no dealings with any broker or agent in connection with this Lease other than Lynch Murphy Walsh & Partners ("Broker") and covenants to defend with counsel reasonably approved by such other party, hold harmless and indemnify such other party from and against any and all cost, expense or liability arising from any breach of the foregoing warranty and representation. Landlord shall pay all such fees to the Broker.

10.9    APPLICABLE LAW AND CONSTRUCTION.

        This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

        There are no prior oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

        The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

        Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

10.10          SUBMISSION NOT AN OFFER.

        The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered to each of them.

10.11          SECURITY DEPOSIT.

        Within seven (7) days of execution by Tenant of this Lease, Tenant shall deliver to Landlord an irrevocable and unconditional standby letter of credit (the "Letter of Credit") naming Landlord as beneficiary thereof in the full amount of the Security Deposit set forth in Article I hereof in a form reasonably acceptable to Landlord, which shall secure the performance by Tenant of all obligations on the part of Tenant hereunder. The issuer of the Letter of Credit shall be a banking institution with at least a rating of A and otherwise reasonably acceptable to Landlord. Although Landlord shall only have the right to draw under the Letter of Credit in the event of a default as set forth herein, under the terms of the Letter of Credit, the sole condition to Landlord's draw upon the Letter of Credit shall be presentment to the issuer thereof, prior to or on the expiration date of the Letter of Credit, of a demand for payment. The Letter of Credit shall be self-renewing from year to year during the term of this Lease so as to expire no earlier than thirty (30) days following the Lease expiration date and shall contain such other customary terms as Landlord requires in its reasonable discretion, including, but not limited to, a provision that the Letter of Credit is transferable to Landlord's successors and assigns and a provision which allows the Landlord to make multiple draws on the Letter of Credit, up to the stated amount thereof. If Landlord receives any draw on the Letter of Credit, Tenant, within fifteen (15) days after the date of such draw, shall cause the issuer of the Letter of Credit to restore the amount which may be drawn on the Letter of Credit to the full amount of the Security Deposit. For and during the Term, Landlord shall have the irrevocable right, without further notice or approval of Tenant but not the obligation from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply the Security Deposit or any portion thereof or interest thereon, to Landlord's damage resulting from any default after applicable grace and cure periods by Tenant. On termination of the Term, the Security Deposit, or the portion thereof then held by Landlord shall be returned to Tenant, beyond the amount necessary to cure the breach of any provision of this Lease by Tenant. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit shall be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

10.12   OPTIONS TO EXTEND.

        (a) Tenant shall have two (2) options to extend the Term of this Lease (the "Options to Extend") for successive periods of five (5) years each (the "Extension Periods"), subject to and on the terms set forth herein. Tenant may only exercise the Options to Extend with respect to the entire Premises. If Tenant shall desire to exercise any Option to Extend, it shall give Landlord a notice (the "Inquiry Notice") of such desire not later than twelve (12) months prior to the expiration of the Initial Term of this Lease or the preceding Extension Period, as the case may be Thereafter, the Fair Market Rent (as defined in Subsection (c) below) for the applicable Extension Period shall be determined in accordance with Subsection (d) below. After the applicable Fair Market Rent has been so determined, Tenant shall exercise each Option to Extend by giving Landlord notice (the "Exercise Notice") of its election to do so not later than nine (9) months prior to the expiration of the Initial Term of this Lease, or the preceding Extension Period, as the case may be. If Tenant fails to timely give either the Inquiry Notice or the Exercise Notice to Landlord with respect to any Option to Extend, Tenant shall be conclusively deemed to have waived such Option to Extend hereunder.

        (b) Notwithstanding any contrary provision of this Lease, at the sole election of Landlord, each Option to Extend and any exercise by Tenant thereof shall be void and of no force or effect unless on the dates Tenant gives Landlord its Inquiry Notice and Exercise Notice for each Option to Extend and on the date of commencement of the each Extension Period (i) this Lease is in full force and effect, and (ii) there is no Event of Default of Tenant under this Lease.

        (c) All of the terms, provisions, covenants, and conditions of this Lease shall continue to apply during each Extension Period, except that the Annual Fixed Rent Rate during each Extension Period (the "Extension Rent") shall be equal to the fair market rent for the Premises determined as of the date twelve (12) months prior to expiration of the Initial Term or the preceding Extension Period, as the case may be, in accordance with the procedure set forth in Subsection (d) below (the "Fair Market Rent").

        (d) The Fair Market Rent for each Extension Period shall be determined as follows: Within five (5) days after Tenant gives Landlord its Inquiry Notice with respect to any Option to Extend, Landlord shall give Tenant notice of Landlord's determination of the Fair Market Rent for the applicable Extension Period. Within ten (10) days after Tenant receives such notice, Tenant shall notify Landlord of its agreement with or objection to Landlord's determination of the Fair Market Rent, whereupon the Fair Market Rent shall be determined by arbitration conducted in the manner set forth below. If Tenant does not notify Landlord within such ten (10) day period of Tenant's agreement with or objection to Landlord's determination of the Fair Market Rent, then the Fair Market Rent for the applicable Extension Period shall be deemed to be Landlord's determination of the Fair Market Rent as set forth in the notice from Landlord described in this subsection.

        (e) If Tenant notifies Landlord of Tenant's objection to Landlord's determination of Fair Market Rent under the preceding subsection, such notice shall also set forth a request for arbitration and Tenant's appointment of a commercial real estate broker having at least ten (10) years experience in the commercial leasing market in the City of Cambridge, Massachusetts and MAI approved (an "Arbitrator"). Within five (5) days thereafter, Landlord shall by notice to Tenant appoint a second Arbitrator. Each Arbitrator shall be advised to determine the Fair Market Rent for the applicable Extension Period within thirty (30) days after Landlord's appointment of the second Arbitrator. On or before the expiration of such thirty (30) day period, the two Arbitrators shall confer to compare their respective determinations of the Fair Market Rent. If the difference between the amounts so determined by the two Arbitrators is less than or equal to ten percent (10%) of the lower of said amounts then the final determination of the Fair Market Rent shall be equal to the average of said amounts. If such difference between said amounts is greater than ten percent (10%), then the two arbitrators shall have ten (10) days thereafter to appoint a third Arbitrator (the "Third Arbitrator"), who shall be instructed to determine the Fair Market Rent for the applicable Extension Period within ten (10) days after its appointment by selecting one of the amounts determined by the other two Arbitrators. Each party shall bear the cost of the Arbitrator selected by such party. The cost for the Third Arbitrator, if any, shall be shared equally by Landlord and Tenant.

10.13   CONFIDENTIAL INFORMATION.

        Landlord hereby agrees that any and all knowledge, information, data, materials, trade secrets, and other work product of a confidential nature gained, obtained, derived, produced, generated or otherwise acquired by Landlord with respect to Tenant's business (collectively "Confidential Information") shall be kept confidential. Landlord shall use diligent efforts to ensure that no Confidential Information is revealed, divulged, communicated, related, or described to any person or entity without the written consent of Tenant, except as may be required by applicable law.

10.14   PARKING.

        Tenant shall be obligated to pay as Additional Rent monthly, the then fair market value (estimated to be $140.00 per space per month in calendar year
1998) for each of the 75 parking spaces to be leased to Tenant located at the garage (the "Garage") at 47 Erie Street, Cambridge, Massachusetts, to be owned or controlled by Landlord or an affiliate of Landlord, which parking spaces may only be utilized by Tenant's employees, visitors, sublesees or assignees, visiting or working at the Premises. In the event Landlord is unable to provide said parking spaces in the Garage, Landlord shall be required to provide alternate parking spaces in a location acceptable to Tenant in its reasonable discretion. Failure by Landlord to provide said parking spaces shall be a Landlord's Default.

10.15   SIGNAGE.

        Tenant shall be permitted, at its sole cost and expense, to install and maintain signs on the exterior of the Building, provided that: (i) the size, location, quality, color and style of such signs shall be subject to Landlord's approval, such approval not to be unreasonably withheld or delayed, and (ii) such signs shall be subject to limitations of applicable law, including, without limitation, the Cambridge Zoning By-Law, as amended from time to time. Tenant shall secure all permits necessary for the installation of such signs at its sole cost and expense. Upon the expiration or sooner termination of the Term of this Lease, Tenant shall remove such signs and repair any damage resulting therefrom at Tenant's sole cost and expense.

10.16   ACCESS.

        Tenant shall have exclusive access to the Building and the Premises shown on Exhibit A attached hereto. Tenant shall have access to the Building 24 hours a day, 7 days per week and 365 days a year. Normal hours of operation of the Building are Monday through Friday, 8:00 a.m. to 6:00 p.m.

        WITNESS the execution hereof under seal as of this 12th day of June, 1998.

               LANDLORD:

                                         /s/ David E. Clem
                                     ___________________________________________
                                     David E. Clem, Trustee and not individually


                                         /s/ David M. Roby
                                     ___________________________________________
                                     David M. Roby, Trustee and not individually


               TENANT:               MILLENNIUM PHARMACEUTICALS, INC.


                                     By:
                                         /s/ Janet C. Bush
                                         _______________________________________
                                         Janet C. Bush
                                         Vice President, Finance

                                     Its:
                                             hereunto duly authorized

                                    EXHIBIT B

                           BASE BUILDING IMPROVEMENTS


GENERAL

The base building is designed to provide services for seven tenants, four tenants at ground floor, two at first floor, and one on second floor.

FIRE PROTECTION

The tenant space is completely sprinklered, the system is based on ordinary hazard and a 10' x 10' grid with upright sprinklers. The tenant shall reconfigure sprinklers in order to meet their space and requirements.

PLUMBING

The domestic water and non-potable water system varies from 80 psi at ground floor to 55 psi at penthouse level.

Tenant plumbing provisions have been made in (6 ) equally spaced shafts.

Provisions made at each shaft location on each floor as follows:

         -      4" acid waste capped connection
         -      4" vent waste capped connection.

Provisions made at (3) shafts per floor are as follows:

         -      4" acid waste capped connection
         -      4" vent waste capped connection
         -      2" natural gas valved and capped connection
         -      2" cold water valved and capped connection
         -      2" non-potable cold water valved and capped.

Seven independent acid waste and vent systems have been designed. These systems shall terminate in the Ground Floor Mechanical Room. 300 SF of this Ground Floor Mechanical Room space has been allocated for seven PH neutralization systems.

HVAC

(3) 24,000 CFM air handling units, (2) 150 ton chillers, (2) 3000 MBH boilers all located in Penthouse which serve (5) equally spaced shafts.

Provisions made at each shaft are as follows:

At Ground Floor

         -   6600 CFM ducted supply
         -   6600 CFM ducted return
         - (2) 900 CFM, 12" diameter ducts for fume hood exhaust with capped connections at roof and floor served

                                   EXHIBIT B                            Page 2


         - 1-1/2" chilled water supply and return for supplemental cooling (13 gpm) with valved and capped connections
         - 1" hot water supply and return (2 GPM) valved and capped connections.

At First Floor:

         -   4000 CFM ducted supply.
         -   2200 CFM ducted return.
         - (2) 900 CFM, 12" diameter ducts for fume hood exhaust with capped connections at roof and floor served.
         -   1" hot water and return (2 GPM) valved and capped connections.

At Second Floor:

         -   4000 CFM ducted supply.
         -   2200 CFM ducted return.
         - (2) 900 CFM, 12" diameter fume hood exhaust with capped connections at roof and floor served.
         -   1" hot water and return (2 GPM) valved and capped connections.

At each floor, perimeter fin tube heating is provided.

At Penthouse level, approximately 1500 SF is allocated for tenant use (i.e for additional air handling unit, chiller, or similar equipment).

ELECTRICAL

At each floor, the tenant shall be provided with (2) electrical closets and (1) telephone closet. Each electrical closet has (1) 400 AMP main circuit breaker, 277/480 volt, 3 phase, 4 wire distribution panelboard. Space is allocated for two 112.5kVA transformers and two 400 amp main circuit breaker, 120/208 volt, 3 phase, 4 wire panelboards within each closet. The telephone closet has been provided with one backboard.

                                   EXHIBIT C

                              RULES AND REGULATIONS

1. The entrances, lobbies, elevators, sidewalks, and stairways of the Building shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Building.

2. Landlord reserves the right to have Landlord's structural engineer review Tenant's floor loads on the Building.

3. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside of the Building. Bicycles shall not be permitted in the Building except in designated areas.

4. Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the exterior of the Building and will promptly remove the same upon notice from Landlord.

5. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from outside the Building, or with the operation of roads or highways in the vicinity of the Building and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Building, without the prior written approval of Landlord.

6. Tenant shall not: (a) use the Building for lodging, or for any immoral or illegal purposes; (b) use the Building to engage in the manufacture or sale of spirituous, fermented, intoxicating or alcoholic beverages in the Building; (c) use the Building to engage in the manufacture or sale of, or permit the use of, any illegal drugs in the Building.

7. No awning or other projections shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any exterior window or door of the Building without prior written consent of Landlord, such consent not to be unreasonably withheld.

8. No sign, advertisement, object, notice or other lettering, except as set forth in Section 10.15 of the Lease, shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Building if visible from outside of the Building.

9. Door keys for doors in the Building will be furnished on the Commencement Date by Landlord. If Tenant shall affix additional locks on doors then Tenant shall furnish Landlord with copies of keys for said locks.

10. Tenant shall cooperate and participate in all reasonable security programs affecting the Building.

                                   EXHIBIT C                            Page 2


11. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to its space in the Building closed and secured.

12. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

13. Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

14. Except as permitted under Article III of the Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted except with the prior written consent of Landlord not to be unreasonably withheld, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior written approval of Landlord not to be unreasonably withheld. The use of cement or other similar adhesive material is expressly prohibited.

15. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Managing Agent of the Building.

16. In the event of any conflict between the provisions of this EXHIBIT C and the provisions of the Lease, the provisions of the Lease shall govern.

                                    EXHIBIT D

                                  PHASE I PLANS

The plans and specifications described in the three-page attachment hereto prepared by Siena Construction Corporation entitled "Project #09757 270 Albany Street Fitout."

                                    EXHIBIT E

                BRIEF OUTLINE OF DESIGN AND CONSTRUCTION PROCESS

                                    PHASE II

Receive final space program*                 ____________, 1998
Initial layout review with MPI*              ____________, 199__
Receive equipment listing*                   ____________, 199__
Schematic sign-off approval*                 ____________, 199__
CAD shells to consultants*                   ____________, 199__
Early release package*                       ____________, 199__
Design development approval*                 ____________, 199__
Full construction documents*                 ____________, 199__
Occupancy Permit                             September 1, 1999

*Tenant shall provide to Landlord proposed dates with respect to these items for Landlord's approval, which approval shall not be unreasonably withheld.

                                    EXHIBIT F

                              INTENTIONALLY OMITTED

                                    EXHIBIT G

                        REFER TO EXHIBIT B OF THIS LEASE.

                                    EXHIBIT H

                          SCHEDULE OF FLOOR LOAD LIMITS

Lower Level: 100 pounds per square feet (psf).

First Floor (including new entry and loading dock areas): 100 psf.

Second Floor: 100 psf.

Penthouse Floor: 70 psf.

                                    EXHIBIT I

                               LANDLORD'S SERVICES

I.      EXTERIOR MAINTENANCE

        Landlord shall keep the Lot and Common Areas of the Building clean and free of debris.

        Landlord shall keep the sidewalks, driveways and parking areas reasonably clear of snow and ice.

        Landlord shall maintain the exterior landscaping, lighting, parking areas, exterior roof, slab, foundation, exterior doors and windows, and sidewalks of the Building and the Lot in good repair and condition consistent with facilities of the size and quality of the Building and the Lot in the Cambridge, Massachusetts area.

II.     MECHANICAL, ELECTRICAL AND PLUMBING

        Subject to the provisions of Section 5.1.3 of the Lease, Landlord shall maintain in good repair and condition the mechanical, electrical and plumbing systems for the Building.

III.    PRIORITY

        In the event of any conflict between the provisions of this Exhibit I and the provisions of the Lease, the provisions of the Lease shall govern.

IV.     PARKING LOT SECURITY

        Landlord agrees to provide security for the parking lot should be the same become necessary in its reasonable discretion.

V.      CLEANING

        Landlord shall keep clean and neat the public areas of the Building and Lot, including, without limitation, the restrooms.